Exhibit 107

Calculation of Filing Fee Tables

                           S-1
(Form Type)

                           MEDIES
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Equity	Common Stock	457(c)	10,000,000	$0.01	$100,000	$.0000927	$9.27

Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$9.27
	Total Fees Previously Paid

	Net Fee Due							$9.27

(1) This is an initial offering and no current trading market exists for our common stock.

(2) Estimated solely for purposes of calculating the registration fee according to Rule 457.